UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2009

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of incorporation)	000-19319 (Commission File Number)	04-3039129 (IRS Employer Identification No.)

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 10, 2009, our subsidiary Vertex Pharmaceuticals (Europe) Limited entered into a lease with MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited for an additional 41,000 square feet in a facility adjacent to our current facility in Milton Park, Abingdon, England. The lease expires in 2024, with certain termination provisions in 2014 and 2019.

Item 3.02  Unregistered Sales of Equity Securities

On June 5, 2009 and June 8, 2009, we entered into agreements with holders of our 4.75% Convertible Senior Subordinated Notes due 2013 pursuant to which the holders agreed to exchange an aggregate of $143.5 million in aggregate principal amount of those notes for an aggregate of 6.6 million shares of our common stock, which is approximately 400,000 shares more than the number of shares into which the notes were convertible under their original terms.  The exchanges were completed on June 10, 2009.  The exchanges are exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: June 11, 2009	/s/ Kenneth S. Boger
Kenneth S. Boger
Senior Vice President and General Counsel